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                                 EXHIBIT 23


































                                   EXH 23
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KPMG LLP
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000
Atlanta, GA 30308







                       INDEPENDENT AUDITORS' CONSENT



The Shareholders and The Board of Directors
AFLAC Incorporated:


We consent to incorporation by reference in Registration Statement No. 33-64535 on Form S-3; 33-41552, 33-44720, 333-01243, 333-69333 and 333-27883
on Form S-8 and 333-78403 on Form S-4 of AFLAC Incorporated of our report dated January 26, 2001, relating to the consolidated balance sheets of AFLAC Incorporated and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, shareholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of AFLAC Incorporated.




                                         KPMG LLP




Atlanta, Georgia
March 28, 2001
















                                   EXH 23-1